Exhibit 99.1

NEWS RELEASE

Contact:

Alliance HealthCare Services

Richard W. Johns

Executive Vice President

General Counsel

(949) 242-5505

and

Howard K. Aihara

Executive Vice President

Chief Financial Officer

(949) 242-5334

ALLIANCE HEALTHCARE SERVICES APPOINTS SCOTT A. BARTOS TO ITS BOARD OF DIRECTORS

Mr. Bartos Brings Significant Industry Experience; Appointment Returns Alliance to Compliance with NYSE Audit Committee Composition Rule

NEWPORT BEACH, CA—October 29, 2012 – Alliance HealthCare Services, Inc. (NYSE:AIQ), a leading national provider of outpatient diagnostic imaging and radiation therapy services, today announced that the Board of Directors has appointed Scott A. Bartos as an independent director of Alliance, expanding the board to eight members. The Board also has appointed Mr. Bartos to its Audit Committee. His appointment will become effective on December 1, 2012, and he will stand for re-election at the next annual shareholders’ meeting. Upon effectiveness, the appointment of Mr. Bartos as an independent director and Audit Committee member will result in the Company regaining compliance with the New York Stock Exchange’s audit committee composition requirement, as set forth in Section 303A.07(a) of the NYSE Listed Company Manual.

Mr. Bartos has more than 20 years’ experience as a healthcare executive and director. He currently serves as chairman of the board of Home Dialysis Plus, and is a corporate director of Diabetes America, a leading provider of healthcare services focused on the treatment of diabetes. Mr. Bartos also serves as an advisor to EDG Partners, LLC, a private equity firm focused on the healthcare sector, regarding portfolio companies and investment opportunities.

Mr. Bartos previously served as president, chief executive officer, and director of LaVie Care Centers, a national long-term care company with revenues exceeding $1 billion annually, from July 2009 through the sale of the company in December 2011. Prior to joining LaVie, Mr. Bartos served as president and chief operating officer-east of Gambro Healthcare, Inc., and served in executive and management positions with companies such as Endoscopy Specialists, Inc., a company he founded and led through a merger and eventual public listing, U.S. Surgical Corporation, and PepsiCo, Inc.

“Scott possesses strong leadership skills and has a demonstrated track record of success leading complex organizations in the healthcare sector,” said Larry C. Buckelew, Chairman and interim CEO of Alliance. “We are very pleased that Scott will be bringing his unique perspective to our board and look forward to drawing on the depth of his knowledge and business acumen in the years to come. Scott understands the opportunities and challenges in the healthcare industry today and we are confident that he will provide valuable insights and will significantly contribute to our future success.”

About Alliance HealthCare Services

Alliance HealthCare Services is a leading national provider of advanced outpatient diagnostic imaging and radiation therapy services based upon annual revenue and number of systems deployed. Alliance focuses on MRI, PET/CT and CT through its Imaging division and radiation therapy through its Oncology division. With more than 1,900 team members committed to providing exceptional patient care and exceeding customer expectations, Alliance provides quality clinical services for over 1,000 hospitals and other healthcare partners in 46 states. Alliance operates 501 diagnostic imaging and radiation therapy systems. The Company is the nation’s largest provider of advanced diagnostic mobile imaging services and one of the leading operators of fixed-site imaging centers, with 126 locations across the country. Alliance also operates 32 radiation therapy centers, including 16 dedicated stereotactic radiosurgery facilities, many of which are operated in conjunction with local community hospital partners, providing treatment and care for cancer patients. With 16 stereotactic radiosurgery facilities in operation, Alliance is among the leading providers of stereotactic radiosurgery nationwide.

Forward-Looking Statements

This press release contains forward-looking statements relating to future events, including statements related to the effect of the transition of leadership of the company, the company’s ability to achieve its strategic goals and realize the benefits of its organizational restructuring initiatives and the companies full-year 2012 guidance and expectation that its first quarter results will be in line with that guidance. In this context, forward-looking statements often address the Company’s expected future business and financial results and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Forward-looking statements by their nature address matters that are uncertain and subject to risks. Such uncertainties and risks include: changes in the preliminary financial results and estimates due to the restatement or review of the Company’s financial statements; the nature, timing and amount of any restatement or other adjustments; the Company’s ability to make timely filings of its required periodic reports under the Securities Exchange Act of 1934; issues relating to the Company’s ability to maintain effective internal control over financial reporting and disclosure controls and procedures; the Company’s high degree of leverage and its ability to service its debt; factors affecting the Company’s leverage, including interest rates; the risk that the counterparties to the Company’s interest rate swap agreements fail to satisfy their obligations under these agreements; the Company’s ability to obtain financing; the effect of operating and financial restrictions in the Company’s debt instruments; the accuracy of the Company’s estimates regarding its capital requirements; the effect of intense levels of competition in the Company’s industry; changes in the methods of third party reimbursements for diagnostic imaging and radiation oncology services; fluctuations or unpredictability of the Company’s revenues, including as a result of seasonality; changes in the healthcare regulatory environment; the Company’s ability to keep pace with technological developments within its industry; the growth in the market for MRI and other services; the disruptive effect of hurricanes and other natural disasters; adverse changes in general domestic and worldwide economic conditions and instability and disruption of credit markets; difficulties the Company may face in connection with recent, pending or future acquisitions, including unexpected costs or liabilities resulting from the acquisitions, diversion of management’s attention from the operation of the Company’s business, and risks associated with integration of the acquisitions; and other risks and uncertainties identified in the Risk Factors section of the Company’s Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission (the “SEC”), as may be modified or supplemented by our subsequent filings with the SEC. These uncertainties may cause actual future results or outcomes to differ materially from those expressed in the Company’s forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake to update its forward-looking statements except as required under the federal securities laws.